UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 30, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2024, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P,”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through A.G.P., up to $50.0 million of shares of its common stock, par value $0.001 per share (the “Common Stock”).

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, A.G.P. will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market (“Nasdaq”) to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, A.G.P. may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. A.G.P.’s obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company will pay A.G.P. a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to provide A.G.P. with customary indemnification and contribution rights. The Company has also agreed to reimburse A.G.P. for certain specified expenses.

Thee shares of Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266982) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2022, and declared effective by the SEC on August 26, 2022, and the accompanying base prospectus included therein, as supplemented by the prospectus supplement, dated July 30, 2024, filed with the SEC.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as an exhibit to the Registration Statement and incorporated by reference into this Item 1.01.

A copy of the legal opinion and consent of Brownstein Hyatt Farber Schreck, LLP relating to the shares of Common Stock being offered and sold pursuant to the Sales Agreement is attached hereto as Exhibit 5.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	1.01	Sales Agreement, dated July 30, 2024, by and between Tonix Pharmaceuticals Holdings Corp. and A.G.P./Alliance Global Partners
	5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP
	23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.01)
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 30, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer